As filed with the Securities and Exchange Commission on December 27, 2000
                                              Registration No.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                         Regions Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------
           Delaware                                      63-0589368
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

     417 North 20th Street, Birmingham, AL          35203
     (Address of Principal Executive Offices)       (Zip Code)



            Regions Financial Corporation Supplemental 401(k) Plan

                             (Full Title of Plan)
                              --------------------

                              Samuel E. Upchurch, Jr.
                     General Counsel and Corporate Secretary
                              417 North 20th Street
                              Birmingham, AL 35203
                    (Name and address of agent for service)

                                 (205) 326-7860
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------
                                   Copies to:

                               Charles C. Pinckney
                      Lange, Simpson, Robinson & Somerville LLP
                        417 North 20th Street, Suite 1700
                               Birmingham, Al 35203
                                 (205) 250-5000

                              --------------------

                              --------------------
                     CALCULATION OF REGISTRATION FEE

  Title of                                 Proposed maximum          Proposed maximum
 securities to           Amount to be        offering price             aggregate              Amount of
be registered            registered            per share*            offering price**        registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par        100,000 shares        $27.47                 $2,747,000                $686.75
value $.625 per share
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
*  Calculated pursuant to Rule 457(h) based on the average of the high and low sales prices of Regions Common
Stock on the Nasdaq National Market on December 26, 2000.

In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                              PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, previously filed by Regions Financial Corporation ("Regions" or the "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

        a.Form 10-K Annual Report to the Securities and Exchange Commission, for the year ended December 31, 1999.

        b.All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for the period since December 31, 1999.

        c.The description of Regions Common Stock under the heading "Item 1.
          Capital Stock to be Registered" in the registration statement on Form 8-A of Regions relating to Regions Common Stock and in any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES

     Not applicable to this Registration Statement.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable to this Registration Statement.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Certificate of Incorporation of the Registrant provides:

          "(a) The corporation shall indemnify its officers, directors, employees, and agents to the full extent permitted by the General Corporation Law of Delaware. (b) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 145 of the Delaware General Corporation law empowers the Company to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

        "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
     (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Company has purchased a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer. Major exclusions from coverage include libel, slander, personal profit based on inside information, illegal payments, dishonesty, accounting of securities profits in violation of Section 16(b) of the Securities Exchange Act of 1934 and acts within the scope of the Pension Reform Act of 1974.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable to this Registration Statement.

ITEM 8.     EXHIBITS.

     See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED HOWEVER, that such undertakings set forth in (i) and (ii) above do not apply to the extent the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     The undersigned Registrant further undertakes, that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 20, 2000.


                                          REGISTRANT:

                                          REGIONS FINANCIAL CORPORATION


                                        BY: /s/ D. Bryan Jordan
                                            -----------------------------
                                                 D. Bryan Jordan
                                             Executive Vice President and
                                                    Comptroller



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



      SIGNATURE                       TITLE                      DATE
---------------------------- ----------------------------  ------------------
            *
---------------------------  President and Chief Executive   December 20, 2000
Carl E. Jones, Jr.              Officer and Director
                            (principal executive officer)

            *
---------------------------  Vice Chairman of the Board and  December 20, 2000
Richard D. Horsley            Executive Financial Officer
                                     and Director
                             (principal financial officer)
/s/ D. Bryan Jordan
---------------------------  Executive Vice President and    December 20, 2000
D. Bryan Jordan                    Comptroller
                            (principal accounting officer)

            *
---------------------------         Director                 December 20, 2000
Sheila S. Blair

            *
---------------------------         Director                 December 20, 2000
James B. Boone, Jr.

            *
---------------------------         Director                 December 20, 2000
James S.M. French


            *
---------------------------         Director                 December 20, 2000
Olin B. King

            *
---------------------------  Chairman of the Board           December 20, 2000
J. Stanley Mackin                and Director

            *
---------------------------         Director                 December 20, 2000
Michael W. Murphy

            *
---------------------------         Director                 December 20, 2000
Henry E. Simpson

            *
---------------------------         Director                 December 20, 2000
Lee J. Styslinger, Jr.

            *
---------------------------         Director                 December 20, 2000
W. Woodrow Stewart

            *
---------------------------         Director                 December 20, 2000
John H. Watson

            *
---------------------------         Director                 December 20, 2000
C. Kemmons Wilson, Jr.


* By /s/ Samuel E. Upchurch, Jr. as attorney-in-fact         December 20, 2000
     pursuant to a power of attorney.

Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on December 21, 2000.


                REGIONS FINANCIAL CORPORATION
                SUPPLEMENTAL 401(k) PLAN

                By:  REGIONS BANK, as Trustee


                By: /s/ Richard Lee Harvey
                    -------------------------
                         Richard Lee Harvey
                         Trust Officer

                             INDEX TO EXHIBITS


                                                      Sequential
Exhibit                                                 Page
Number                    Description                  Number


2.1                Form of Regions Financial Corporation
                   Supplemental 401(k) Plan

23.1               Consent of Ernst & Young LLP.

24.1               Power of Attorney

                                                      Exhibit 2.1

                               FORM OF
                       REGIONS FINANCIAL CORPORATION
                         SUPPLEMENTAL 401(K) PLAN

     WHEREAS, the Board of Directors of Regions Financial Corporation ("Regions") has established and maintains the Regions Financial Corporation 401(k) Plan, a qualified plan of deferred compensation; and

     WHEREAS, the Board of Directors of Regions (the Board") desires to establish a method whereby certain employees can elect to defer receipt of all or a portion of their compensation that would be deferred under the 401(k) Plan, but for the limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g), or 415(c), of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Board at a meeting held on September 20, 2000 duly approved the adoption of a nonqualified plan of deferred compensation to accomplish this desire; and,

     WHEREAS, the Directors Personnel Committee of the Board, at a meeting held on the ___________ day of ____________, 2000, has duly approved and authorized the Plan embodied herein, to be effective as of the 1st day of January, 2001, for the benefit of eligible employees of Regions and of other companies affiliated with Regions and participating in the Plan with respect to their employees.

     NOW THEREFORE, Regions hereby establishes the Regions Financial Corporation Supplemental 401(k) Plan, a nonqualified plan of deferred compensation, effective as of January 1, 2001, to be maintained by Regions for the purpose of providing supplemental deferred compensation opportunities for a select group of its highly compensated or management employees.


                                ARTICLE I
                               DEFINITIONS

     Section 1.1 When used in this Plan document, the following terms have the meanings indicated unless a different meaning is plainly required by the context.

"Account" means the separate account for each Participant's aggregate Deferred Compensation and Matching Contributions adjusted for earnings, including gain or loss, in the manner provided in Section 3.5 hereof.

"Beneficiary" means the person or persons designated by the Participant or otherwise to receive amounts payable under the 401(k) Plan in the event of the Participant's death.

"Change of Control" means any of the following:



(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the "voting Securities") by any "Person" (as the term person is used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act')) immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company's then-outstanding Voting Securities; provided, however, in determining whether or not a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would constitute a Change of Control. A "Non-Control Acquisition" shall mean (A) an acquisition by (A) any employee benefit plan (or related trust) sponsored or maintained by the Company, (B) by the Company or (C) any Person in connection with a Non-Control Transaction (as hereinafter defined).

(ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)   The consummation of:

(A) A merger, consolidation or reorganization with or into the Company in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "non-Control Transaction". A "Non-Control Transaction" is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

(I) the stockholders of the company immediately before such merger, consolidation, or reorganization, own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(II) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation owning directly or indirectly fifty-one percent (51%) or more of the Voting Securities of the Surviving Corporation, and

(III) no person other than (i) the Company, (ii) any subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such merger, consolidation, or reorganization by the Company, owns fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then-outstanding voting securities;

(B)   A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change of Control shall occur.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means Regions Financial Corporation and any of its subsidiaries or affiliated business entities, as determined in accordance with the provisions contained in Section 414 of the Code.

"Compensation" means compensation as defined in the 401(k) Plan, except that the limitations under Section 401(a)(17) of the Code shall not be taken into account for purposes of determining benefits under this Plan.

"Deferral Election" means the form made available annually by the Company to an Eligible Employee which, when properly executed by the Employee, effects his participation in the Plan. The Deferral Election shall specify the first year for which the election is effective, and shall apply to succeeding years unless it is revoked by the Participant. The Deferral Election shall be irrevocable during the Plan Year to which it relates. Furthermore, the Deferral Election shall specify a percentage of Compensation, not to exceed ten percent (10%), and shall further specify that the Participant's deferral of Compensation under the Plan shall not commence unless and until the Participant has deferred the maximum elective deferrals permitted under the 401(k) Plan. The Company shall have full discretion to determine when the maximum elective deferrals permitted under the 401(k) Plan have been made, and to thereby commence deferrals under the Plan. A Participant may change or revoke a Deferral Election by executing a new Deferral Election prior to the beginning of each Plan Year. Termination of employment shall automatically revoke a Deferral Election.

"Deferred Compensation" means (1) salary deferrals and (2) profit sharing bonus deferrals under the Plan pursuant to a Deferral Election. No amounts shall be deferred under the Plan unless the Participant has deferred the maximum elective deferrals under the 401(k) Plan. Deferred Compensation shall not be included as gross income on a Participant's federal income tax withholding statement (W-2) form until it is distributed from the Plan.

"Eligible Employee" means an Employee who has been identified by the Company as a highly compensated Employee who is eligible to participate in the Plan.

"Eligibility Service" means eligibility service as defined in the 401(k) Plan.

"Employee" means any person who is employed by the Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"401(k) Plan" means the Regions Financial Corporation 401(k) Plan.

"Matching Contributions" means matching contributions paid by the Company pursuant to Section 3.2(c).

"Merger of Equals" means any Change of Control transaction approved by the Company's Incumbent Board (as defined in the definition of "Change of Control" above) and specifically designated by the Incumbent Board as a merger of equals.

"Participant" means an Eligible Employee described in Article II of this Plan.

"Plan" means the Regions Financial Corporation Supplemental 401(k) Plan, as of its original effective date, including any subsequent amendments thereto.

"Plan Year" means the calendar year.

"Trust" means a rabbi trust which may be established by the Company in connection with this Plan to provide the benefits described in the Plan. A Trust shall be established in the event a Change of Control occurs which is not a Merger of Equals.

"Trustee" means the entity selected by the Company to serve as Trustee for the Trust.

"Vesting Service" means service which is taken into account for vesting purposes under the 401(k) Plan.


                                ARTICLE II
                      ELIGIBILITY AND PARTICIPATION

Section 2.1 An Eligible Employee who has made a Deferral Election under the Plan shall be eligible to participate in the Plan, effective as of the first date he becomes eligible to participate in the 401(k) Plan following execution of the Deferral Election.

Section 2.2 Participation in the Plan shall commence when an account is established under the Plan. A Deferral Election with respect to salary deferrals shall be made no later than December 1 preceding the Plan Year to which the Deferral Election relates, except that, if circumstances dictate an exception, a Deferral Election for a Plan Year may be completed on or before the December 31 immediately preceding the Plan Year. Notwithstanding the preceding sentence, Deferral Elections for the first Plan Year shall be made on or before December 31, 2000. A Deferral Election with respect to a profit sharing bonus deferral under the Regions Financial Corporation Profit Sharing Bonus Plan must be made on or before December 1 preceding the Plan Year to which the Deferral Election relates.

Section 2.3 The Company may, in its discretion, permit a newly hired Eligible Employee to execute a Deferral Election within 31 days after the Eligible Employee first becomes eligible to participate in the 401(k) Plan.


                               ARTICLE III
                       SUPPLEMENTAL 401(K) ACCOUNT

Section 3.1 The Company shall establish and maintain an Account for each Participant who elects to defer Compensation under the Plan, and shall credit such Account with the amount described in Section 3.2.

Section 3.2   The amount credited to each Participant's Account pursuant to
Section 3.1 shall be an amount equal to the difference between (a) and (b), plus
(c) and (d), where (a), (b), (c), and (d) are described as follows:

(a) The aggregate amount of (1) salary deferrals and (2) profit sharing bonus deferrals which would have been deferred under the 401(k) Plan, but for the limitations imposed by Code Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g), and 415(c), less

(b) The "maximum elective deferrals" permitted under the 401(k) Plan, as determined by the 401(k) Plan Administrator, plus

(c) Matching Contributions by the Company paid with respect to salary deferrals actually credited under the Plan. Matching Contributions under the Plan shall be calculated according to the formula set forth in Section 4.2(b) of the 401(k) Plan, plus

(d)   Earnings calculated pursuant to Section 3.5 hereof.

Section 3.3 Each Eligible Employee shall elect, for the Plan Year beginning January 1, 2001, whether to become a Participant in the Plan for a Plan Year by December 31, 2000. Elections for succeeding Plan Years shall be made by the immediately preceding December 1. The election shall be effected by making a Deferral Election. The election is irrevocable for the entire Plan Year to which the election relates. An election shall be effective for succeeding Plan Years until the election is revoked by the Participant. An Eligible Employee who is hired after January 1, 2001 may, at the discretion of the Administrator, make an enrollment election within thirty-one days from the date the Participant first became eligible to participate in the 401(k) Plan.

Section 3.4 Amounts shall be credited to a Participant's Account as soon as practicable following the payroll period from which the salary or profit sharing bonus deferral is made.

Section 3.5 Salary and profit sharing bonus deferrals credited under the terms of the Plan to an Account maintained for a Participant shall be credited with earnings according to the direction of the Administrator. For this purpose, the Administrator may follow, in its discretion, investment requests of the Participant, although the Administrator is under no requirement to do so. Investment requests by a Participant must be made in a manner acceptable to the Administrator. Matching Contributions credited to an Account shall be credited with earnings according to the earnings and losses experienced by the Company's common stock. For this purpose, the experience of a unitized employer stock fun may be utilized to calculate earnings. Amounts contributed to a Trust may be actually invested in an employer stock fund or another fund requested by the Participant for the purpose of generating earnings to satisfy this Section. The investment choices under the Plan shall be identical to the investment choices available to participants in the 401(k) Plan. The portion of amounts credited to the Participant's Account that represents Matching Contributions, if any, shall remain invested in the employer stock fund until the date at which the Participant is eligible for diversification under the 401(k) Plan. On or after that date the Participant may request a particular investment of the portion of the amounts credited to the Participant's Account as Matching Contributions into any available investment fund under the 401(k) Plan.

Section 3.6 Amounts credited to an Account as Matching Contributions shall be separately accounted for and shall be vested upon three (3) years of Vesting Service. This vesting schedule is intended to be the same as the vesting schedule for Matching Contributions under the 401(k) Plan. Forfeited Matching Contributions will be the property of the Company and will remain in the general assets of the Company. All salary and profit sharing bonus deferrals shall be fully vested at all times.

Section 3.7 The Company may also set up Participant accounts to hold deferred amounts from any other nonqualified deferred compensation plan sponsored by the Company. These accounts may or may not, according to the discretion of the Company, be set aside in a Trust adopted in conjunction with the Plan.


                                ARTICLE IV
                               DISTRIBUTIONS

Section 4.1   All amounts credited to a Participant's Account in accordance with
Article III, including earnings credited in accordance with Section 3.5, shall be distributed to or with respect to a Participant only upon termination of the Participant's employment with the Company for any reason including death. Such amounts shall be distributed in a lump sum or in annual installments (not to exceed ten (10)) as elected by the Participant in the Deferral Election at the time the Deferral Election is made. Unless the Participant elects a different time for payment, a lump sum distribution or the first installment of annual installments shall be made as soon as practicable following the Participant's termination of employment. Successive annual installments shall be made by January 31st of the succeeding Plan Year, unless a different payment date is determined by the Company.

Section 4.2 Notwithstanding any provision in Section 4.1 to the contrary, a Participant may change, in a form acceptable to the Company, the form and timing of the election made by the Participant with respect to the payment of the Participant's benefits following termination of employment. Such revision shall not be effective with respect to the benefits under this Plan until the end of a one-year period that begins on the date of the new election and only if such revised election is expressly approved in writing by the Company. If the Company does not approve such election in writing, then the payment of the Participant's benefits shall be made as directed by the Company in its sole discretion.

Section 4.3 If a Participant dies before the entire amount credited to the Participant under the Plan has been paid to the Participant, the amount remaining shall be distributed to the Participant's Beneficiary in accordance with the method selected by the Participant pursuant to a written election provided to the Company prior to his or her death.

Section 4.4   Reserved.

Section 4.5 In the event a Participant ceases to be actively employed on account of disability, the Participant's Account shall be distributed in accordance with the provisions relating to termination of employment under
Section 4.1 hereof. For purposes of this Section, "disability" shall mean a physical or mental condition which renders the Participant incapable of performing the work for which he was employed or similar work, as evidenced by eligibility for and actual receipt of benefits payable under the Company's long-term disability program and/or Social Security.


                                ARTICLE V
                             ADMINISTRATION

Section 5.1 The Plan shall be administered by Regions Financial Corporation, which shall have the authority to interpret the Plan as it deems appropriate. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Company's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties having or claiming to have any right or interest in or under the Plan.

Section 5.2 The Company shall be entitled to rely on all tables, valuations, certifications, opinions, data and reports furnished by any actuary, accountant, controller, consultant or other person employed or engaged by the Company with respect to the Plan, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

Section 5.3 The Company shall furnish individual statements of accrued benefits to each Participant, or current Beneficiary, in such form as determined by the Company or as required by law. Said statements shall be distributed periodically as determined by the Company, but no less frequently than annually.

Section 5.4 The Plan is an unfunded pension plan maintained by the Company for the purpose of providing deferred compensation for a select group of highly compensated and management employees. The Company shall file the statement permitted by 29 C.F.R. 2520.104-23 with the Secretary of Labor within 120 days after the effective date of the Plan in order to satisfy the alternative method of compliance with the reporting and disclosure requirements of ERISA.


Section 5.5 The Plan is a nonqualified plan of deferred compensation, and contributions to the Plan shall be taken into account for purposes of the Federal Insurance Contributions Act ("FICA") and the Federal Unemployment Taxes Act ("FUTA") pursuant to the applicable rules and regulations thereunder in the year for which the contribution to the Plan is made.

Section 5.6 Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient or any other person claiming through the Participant shall make a formal request for benefits under this Plan in a manner acceptable to the Company.

   If a claim for benefits is denied, in full or in part, the Company or its delegate shall provide a written notice within ninety (90) days setting for the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

   If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Company in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of the Plan document or other pertinent documents with regard to the Plan, and may submit any written issues and comments.

   The decision on the review of the denied claim shall be rendered by the Company within sixty (60) days after the receipt of the request for review, unless additional time is required to review the request. If additional time is required, the Company shall render a decision on review no later than one hundred twenty (120) days after the receipt of the request for review. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.


                                ARTICLE VI
                         AMENDMENT OR TERMINATION

Section 6.1 The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan at any time. Participants and Beneficiaries of a deceased Participant shall be given notice of any amendment or termination of the Plan. In the event of a termination of the Plan, Participants shall not be permitted to make any further Deferral Elections.
Upon termination of the Plan, the Deferred Compensation credited to the Accounts of Participants shall be distributed to the Participants and their Beneficiaries at such time or times and in such manner as is determined by the Company.

Section 6.2 No amendment or termination of the Plan shall directly or indirectly reduce the balance of any account described in Article III as of the
effective date of such amendment or termination.   No amounts will be credited
to any Account under the Plan after termination of the Plan, other than deferrals or Matching Contributions due for service rendered prior to such termination, but interest will continue to be credited to the Participant's account under the Plan until all amounts are distributed to the Participants or to their Beneficiaries.


                              ARTICLE VII
                             MISCELLANEOUS

Section 7.1 The Company may establish a Trust which may be used to pay benefits arising under this Plan and all costs, charges and expenses relating thereto; except that, to the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Company shall pay such benefits, costs, charges and expenses.

Section 7.2 The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 7.3 The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. Funds invested hereunder shall continue for all purposes to be part of the general assets of the Company. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant, Beneficiary or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 7.4 Except as otherwise provided herein, the terms and conditions of the 401(k) Plan shall apply to the contributions described in the Plan. Benefits payable under the 401(k) Plan shall be paid in accordance with the terms and conditions of the 401(k) Plan and nothing in this Plan shall be interpreted or operated in a manner that may affect the terms and provisions of the 401(k) Plan.

Section 7.5 The sole rights of a Participant or Beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder, and nothing in this Plan shall be interpreted as a guaranty that any funds in a Trust or assets of the Company will be sufficient to pay any such benefit. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any Participant. The Plan shall not affect the right of the Company to deal with any Participants in employment respects, including their hiring, discharge, compensation, and conditions of employment.

Section 7.6 The Company may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person legally charged with such individual's care is appointed. Except as otherwise provided herein, when the Company determines that such individual is unable to manage his or her financial affairs, the Company may pay such individual's benefits to such conservator, person legally charged with such individual's care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company and the Plan for such individual.

Section 7.7 This Section 7.7 provides for accelerated vesting and distribution rights under the Plan upon certain terminations of employment occurring within certain time frames following a Change of Control that is not a Merger of Equals, and certain funding obligations on a Change of Control that is not a Merger of Equals. No benefit payable under the Plan by reason of any other section of the Plan shall be considered contingent upon a Change of Control that is not a Merger of Equals. The only provisions of the Plan that provide for payments contingent upon a Change of Control that is not a Merger of Equals are contained in this Section 7.7.

(A) If the Participant's employment with the Company shall be terminated within the twenty-four (24) month period following a Change of Control that is not a Merger of Equals for reasons other than (a) by the Company for Cause or Disability, (b) by reason of the Participant's death, or (c), by the Participant other than for Good Reason, the Participant shall become, to the extent he is not already, (1) fully vested in any Match Contributions credited to his Account, and (2) entitled to receive a lump sum payment within thirty (30) days of his termination of employment.

(B) For purposes of Section 7.7(A) above, the following phrases shall have the following meanings:

   (1)   "Cause" shall mean:

       (a) the willful and continued failure of the Participant to perform substantially the Participant's reasonably assigned duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or from the assignment to the Participant of duties with the Company that would constitute Good Reason), which failure continued for a period of at least thirty (30) days after a written demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to the Participant specifying the manner in which the Participant has failed substantially to perform, or

       (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in this Section 7.7(B)(1) until (i) there shall have been delivered to the Participant a copy of a written notice, signed by a duly authorized officer of the Company, setting forth that the Participant was guilty of the conduct described in this Section 7.7(B)(1) and specifying the particulars thereof in detail, and (ii) the Participant shall have been provided an opportunity to be heard in person by the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Notwithstanding anything set forth in this Section to the contrary, no failure to perform by the Participant after a Notice of Termination is given to the Company by the Participant shall constitute Cause for the purposes of this Plan.


   (2)   "Good Reason" shall mean:

       (a) the occurrence, after a Change of Control that is not a Merger of Equals, of any of the following events or conditions:

            (i) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgment, represents a materially adverse change from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are materially inconsistent with his status, title, position, responsibilities; or any removal of the Participant from or failure to reappoint or reelect him to any such offices or positions, except in connection with the termination of employment of the Participant for Disability, Cause, as a result of the Participant's death or by the Participant other than for Good Reason;

            (ii) a reduction in aggregate of the Partisan's annual base salary and bonus below the aggregate of the Base Amount and the Bonus Amount;

            (iii) the required relocation of the Participant's principal employment location to a location more than thirty-five (35) miles from the Participant's principal employment location immediately prior to the Change of Control;

            (iv) the failure by the Company to pay to the Employee any portion of the Participant's current compensation or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company in which the Participant participated, within seven (7) days of the date such compensation is due;

            (v) the failure by the Company to (I) continue in effect (without reduction in benefit level, and/or award opportunities) any material compensation or employee benefit plan in which the Participant was participating prior to the Change of Control, unless a substitute or replacement plan has been implemented which provides substantially the same compensation or benefits to the Participant or (II) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or award opportunities) to those provided for under each compensation or other employee benefit plan, program and practice in which the Participant was participating immediately prior to the Change of Control;

            (vi) any purported termination of the Participant's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the terms set forth in the definition of Notice of Termination (and, if applicable, the terms set forth in the definition of Cause); or

            (vii) a termination of employment by the Employee for any reason during the 30-day period immediately following the first anniversary of the Change of Control.

       (b) Any event described in subsection (3)(a)(i) through (vi) above which occurs within six months prior to a Change of Control and which the Participant reasonably demonstrates was at the request of a third party or otherwise arose in connection with or in anticipation of a Change of Control which has been threatened or proposed and which actually occurs, shall constitute good Reason for the purposes of this Agreement notwithstanding that it occurred prior to a Change of Control.

   (4) "Base Amount" shall mean the Participant's annual base salary at the rate in effect at the date hereof or, if greater, at any time thereafter, determined without regard to any salary reduction or deferred compensation elections made by the Participant.

   (5) "Bonus Amount" shall mean the highest bonus or bonuses paid or payable under the Company's Management Incentive Bonus Plan in respect of any of the three (3) full fiscal years ended prior to the Termination Date or, if greater, the three (3) full fiscal years ended prior to the Change of Control.

   (6) "Notice of Termination" shall mean written notice, following a Change of Control, of termination of the Participant's employment signed by the Participant if to the Company or by a duly authorized officer of the Company if to the Participant, which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of the Participant's employment under the provision so indicated.

(C) Upon the occurrence of a Change of Control that is not a Merger of Equals, the Company shall be required to make a lump sum payment to a Trust which, when added to the fair market value of assets in the Trust at such time, equals the value of all benefits that all Participants have accrued under the Plan as of the date of the Change of Control that is not a Merger of Equals. Such lump sum payment shall be made to the Trust within 30 days following the date of the Change of Control that is not a Merger of Equals.

Section 7.8 Each Participant shall keep the Company informed of his or her current address and the current address of his or her Beneficiary. The Company shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which the Participant's benefits are to be paid in accordance with the terms of the Plan, such benefits may be distributed as though the Participant or his or her Beneficiary had died at the end of such three-year period.

Section 7.9 Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

Section 7.10 The Company agrees to perform its obligations in accordance with the Plan.

Section 7.11 Any term used in this Plan which is defined in the Plan shall have the meaning set forth in the Plan for all purposes of this Plan. The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

Section 7.12 All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of Alabama.

   IN WITNESS WHEREOF, this Plan has been executed on this the _____ day of _________________, 2000.

                               REGIONS FINANCIAL CORPORATION


                               __________________________________
                               Carl E. Jones, Jr.
                               Its: CEO and President
ATTEST:


_________________________
Samuel E. Upchurch, Jr.
Its: Secretary

                                                          EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Regions Financial Corporation pertaining to the Regions Financial Corporation Supplemental 401(k) Plan for the registration of up to 100,000 shares of its common stock of our report dated February 22, 2000, except for Note Y as to which the date is March 15, 2000, with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP


Birmingham, Alabama
December 20, 2000

                                                           Exhibit 24.1

                         REGIONS FINANCIAL CORPORATION

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of REGIONS FINANCIAL CORPORATION (the "Corporation") hereby constitute and appoint Richard D. Horsley and Samuel E. Upchurch, Jr., and each of them, the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution and resubstituion, and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the Regions Financial Corporation Supplemental 401(k) Plan and to sign any and all amendments to such Registration Statements.




      SIGNATURE                       TITLE                         DATE
-------------------------  -----------------------------     -----------------
/s/ Carl E. Jones, Jr.
___________________________  President and Chief Executive       March 15, 2000
Carl E. Jones, Jr.              Officer and Director
                            (principal executive officer)

/s/ Richard D. Horsley
___________________________  Vice Chairman of the Board and      March 15, 2000
Richard D. Horsley            Executive Financial Officer
                                     and Director
                             (principal financial officer)

___________________________  Executive Vice President and
                                   Comptroller
                            (principal accounting officer)

/s/ Sheila S. Blair
___________________________         Director                     March 15, 2000
Sheila S. Blair

/s/ James B. Boone, Jr.
___________________________         Director                     March 15, 2000
James B. Boone, Jr.

/s/ James S.M. French
___________________________         Director                     March 15, 2000
James S.M. French

/s/ Olin B. King
___________________________         Director                     March 15, 2000
Olin B. King

/s/ J. Stanley Mackin
___________________________  Chairman of the Board               March 15, 2000
J. Stanley Mackin                 and Director

/s/ Michael W. Murphy
___________________________         Director                     March 15, 2000
Michael W. Murphy

/s/ Henry E. Simpson
___________________________         Director                     March 15, 2000
Henry E. Simpson

/s/ Lee J. Styslinger, Jr.
___________________________         Director                     March 15, 2000
Lee J. Styslinger, Jr.

/s/ W. Woodrow Stewart
___________________________         Director                     March 15, 2000
W. Woodrow Stewart

/s/ John H. Watson
___________________________         Director                     March 15, 2000
John H. Watson

/s/ C. Kemmons Wilson, Jr.
___________________________         Director                     March 15, 2000
C. Kemmons Wilson, Jr.